UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2010

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 W. Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective May 7, 2010, the board of directors of Desert Capital REIT, Inc. (the “Company”) accepted the resignation of Robert M. Beville from the Company’s board of directors.  To maintain a majority of independent members on the board of directors, effective May 7, 2010, G. Steven Dawson also resigned from the Company’s board of directors.  At the time of their respective resignations, neither Mr. Beville nor Mr. Dawson expressed any disagreements with either the Company or its board of directors.   Mr. Beville was on the Company’s audit committee and compensation committee.  He was also the chairman of the audit committee.

    Mr. Beville will be replaced by Charles Wolcott on each of the audit committee and the compensation committee.  Mr. Wolcott has been on the Company’s board of directors since August 10, 2007.  The Company’s board of directors has determined that Mr. Wolcott qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission rules.  Tom Gustafson will replace Mr. Beville as the chairman of the audit committee.  Mr. Gustafson joined the Company’s board of directors in December 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 12, 2010

DESERT CAPITAL REIT, INC.

By:  /s/  Todd B. Parriott
Todd B. Parriott
        Chief Executive Officer